ITEM 77E.  LEGAL PROCEEDINGS
Since October 2003,
 Federated and related
entities (collectively,
"Federated"), and various
Federated funds
("Funds"), have been
named as defendants in
several class action
lawsuits now pending in
 the United States District
Court for the District
of Maryland. The lawsuits
 were purportedly filed on
 behalf of people who
purchased, owned
and/or redeemed shares of
Federated-sponsored mutual
funds during specified
periods beginning
November 1, 1998.
The suits are generally
similar in alleging that
Federated engaged in
illegal and improper
 trading practices including
market timing and late
trading in concert with
certain institutional traders,
which allegedly caused financial
injury to
the mutual fund shareholders.
 These lawsuits began to be
filed shortly after Federated's
first public announcement
that it had received requests
for information on shareholder
trading activities in the Funds
from the SEC, the Office
of the New York State Attorney
General ("NYAG"), and other
authorities. In that regard,
on November 28, 2005,
Federated announced that it
had reached final settlements
with the SEC and the NYAG with
respect to those matters.
Specifically, the SEC and NYAG
settled proceedings against
three Federated subsidiaries
involving undisclosed
market timing arrangements and
late trading. The SEC made findings:
that Federated Investment Management
Company ("FIMC"), an SEC-registered
investment adviser to various Funds,
and Federated Securities Corp., an
SEC-registered broker-dealer and
distributor for the Funds,
violated provisions of the
Investment Advisers Act and
Investment Company Act by
approving, but not disclosing,
three market timing arrangements,
or the associated
conflict of interest between
FIMC and the funds involved in
the arrangements, either to
other fund shareholders or to
the funds' board; and that
Federated Shareholder Services
Company, formerly an SEC-registered
transfer agent,
failed to prevent a customer
 and a Federated employee from
late trading in violation of
provisions of the Investment
Company Act. The NYAG found
that such conduct violated
provisions of New York State law.
Federated entered
into the settlements without
admitting or denying the
regulators' findings. As
Federated previously reported in
 2004,
it has already paid approximately
$8.0 million to certain funds as
determined by an independent
consultant. As part
of these settlements, Federated
agreed to pay disgorgement and a
civil money penalty in the aggregate
amount of an
additional $72 million and,
among other things, agreed that
it would not serve as investment
adviser to any
registered investment company
unless (i) at least 75% of the
 fund's directors are independent
 of Federated, (ii) the
chairman of each such fund is
 independent of Federated, (iii)
 no action may be taken by the
fund's board or any
committee thereof unless
approved by a majority of the
independent trustees of the
fund or committee, respectively,
and (iv) the fund appoints a
"senior officer" who reports
to the independent trustees
and is responsible for
monitoring compliance by the
fund with applicable laws and
fiduciary duties and for
managing the process by which
management fees charged to a
fund are approved. The settlements
 are described in Federated's announcement which, along with previous press releases and related communications on those matters, is available in the "About
Us" section of Federated's website
at FederatedInvestors.com.
Federated entities have also been
named as defendants in several
additional lawsuits that are now pending in the
United States District Court for
 the Western District of Pennsylvania,
 alleging, among other things, excessive
advisory and Rule 12b-1 fees.
The Board of the Funds retained the law
firm of Dickstein Shapiro LLP to
represent the Funds in each of the
lawsuits described in the preceding
two paragraphs. Federated and the Funds, and their respective counsel, have been defending this litigation, and none of the Funds remains a defendant in any of the lawsuits (though some could
potentially receive any recoveries
as nominal defendants). Additional
lawsuits based upon similar allegations
may
be filed in the future. The potential
impact of these lawsuits, all of which
seek unquantified damages, attorneys'
fees, and expenses, and future potential similar suits is uncertain. Although we do not believe that these lawsuits will have a material adverse effect on the Funds, there can be no assurance that these suits, ongoing adverse publicity and/or other developments resulting from the regulatory investigations will not result in increased Fund redemptions, reduced sales of Fund shares, or other adverse consequences for the Funds.